Exhibit 99

Fleet Financial Group, Inc.
Press Release dated October 15, 1997



Contacts:  Media: James Mahoney                 Investor:  Thomas Rice
           (617) 346-5472                                  (617) 346-0148
                                                           T. Kevin Beatty
                                                           (617) 346-4963



                   FLEET FINANCIAL GROUP REPORTS THIRD QUARTER
                           NET INCOME OF $329 MILLION

                       EARNINGS PER SHARE UP 18% TO $1.20


     BOSTON, MA., OCTOBER 15, 1997 - Fleet Financial Group, Inc. today reported net income of $329 million for the third quarter of 1997, an increase of $34 million from the $295 million reported in the third quarter of 1996. Earnings per share were $1.20 for the quarter or 18% higher than the $1.02 per share reported in last year's third quarter. Return on assets and return on equity for the quarter were 1.60% and 19.89%, compared with 1.35% and 17.83% for the third quarter of 1996.

     Nine month earnings were $968 million, an increase of $132 million over the comparable period of 1996. Earnings per share were $3.48 for the period, an increase of 20%, compared with $2.91 earned in the comparable period of 1996. Return on assets and return on equity for this period were 1.58% and 19.65%, compared with 1.36% and 17.34%, for the same period in 1996.

HIGHLIGHTS

     Terrence Murray, Fleet's chairman and chief executive officer commented on the strong results of the quarter, "I continue to be very pleased with the earnings momentum demonstrated by our core business lines. Our focus on providing relevant financial solutions to our customers is increasingly paying dividends."

     "During the quarter," Mr. Murray continued, "Fleet took two exciting steps to further expand our product and distribution platforms. The announced acquisition of Columbia Management complements our fast growing asset management business by broadening our institutional product and mutual fund offerings. Similarly, Quick & Reilly significantly enhances our distribution channel capabilities, expands our product set, and helps diversify our mix of businesses. Both companies present multiple cross-sell opportunities, help to geographically broaden the company's customer base and revenue sources, and provide superior and consistent earnings in fast growing fee-based businesses. We are very pleased to have them join the Fleet family."

     Vice Chairman and Chief Financial Officer Eugene M. McQuade commenting on Fleet's notable performance ratios observed, "Fleet is near the top of the industry across all measures of profitability. Our recent acquisitions will add businesses which should further enhance this position."

     Mr. McQuade also commented on the profit drivers at Fleet. "Revenue from continuing operations was up strongly, driven by an 8% increase in loans and strong Corporate Finance and Venture Capital revenues. This revenue growth, combined with further expense reductions, resulted in another strong quarter of earnings."

THIRD QUARTER RESULTS

     Net interest income of $926 million was essentially unchanged from a year ago. This level represents an increase of $10 million from the second quarter as a result of $1.1 billion of growth in the loan portfolio. The net interest margin of 5.23%, equal to the second quarter, increased 22 basis points from last year, reflecting the continuing impact of a comprehensive balance sheet restructuring program which lowered funding costs and enhanced earning asset mix; loans and leases currently represent 85% of total interest earning assets compared to 80% in the third quarter of 1996.

     The provision for credit losses was $85 million with net charge-offs of $93 million being $17 million better than the same period in 1996, the result of continued improvement in the Corporation's commercial credit portfolios. Improvement was also reflected in the Corporation's nonperforming assets of $479 million which decreased $52 million from June 30, 1997 and $280 million over the past year. At $1.4 billion, the reserve for loan losses remained exceptionally strong as evidenced by coverages of 2.4% of total loans and over 300% of nonperforming loans.

     Noninterest income was $514 million for the quarter, an increase of $30 million over the third quarter of 1996 after adjusting for divested businesses. While growth was experienced in nearly all major core noninterest revenue categories, the results of certain strategic initiatives have been particularly noteworthy. Investment services revenue increased 18% in the past year while Corporate Finance revenues, a business which was only started in 1996, have grown nearly 7 times.

     Noninterest expense of $791 million declined $70 million over the past year. On an annualized basis, expenses have been reduced by approximately $725 million since the inception of the consolidation activities related to the Shawmut and NatWest transactions. The Corporation's efficiency ratio of 54.9% has also shown dramatic improvement over the consolidation period.

     The corporation also reported on capital actions taken by its Board of Directors at today's meeting. An 8.9% increase to its quarterly dividend to $.49 per share on its common stock was declared payable on January 1, 1998 to shareholders of record on December 3, 1997. Also, in conjunction with the Corporation's announcement of its intention to acquire the Quick & Reilly Group, Inc., the Board rescinded its prior authority granted in January of 1997 to repurchase up to 20 million shares of its common stock effective immediately prior to consummation of the acquisition. In the event that the acquisition is not consummated, the authority to repurchase such shares will remain in effect.

     Total assets at September 30, 1997 were $83.6 billion compared to $85.5 billion of total assets at December 31, 1996. Stockholders' equity amounted to $7.2 billion at September 30, 1997.


                            FLEET FINANCIAL GROUP
                             FINANCIAL HIGHLIGHTS

   THREE MONTHS ENDED                                                                              NINE MONTHS ENDED

 September 30,      June 30,      September 30,                                             September 30,      September 30,
   1997              1997           1996                                                      1997                 1996

                                                 For the Period ($ in millions)
 $     329          $     328     $      295     Net income                                 $   968            $      836
    1,440              1,430          1,439      Total Revenue                                4,299                 4,013
      791                797            861      Total Expense                                2,429                 2,416
       85                 83             65      Provision for credit losses                    233                   148

                                                 Per Common Share
$     1.20         $    1.19          $1.02      Fully diluted earnings per share           $  3.48            $      2.91
     65.56             63.25          44.50      Market value (period-end)                    65.56                 44.50
      0.45              0.45           0.43      Cash dividends declared                       1.35                  1.29
     25.42             24.64          23.90      Book value (period-end)                      25.42                 23.90

                                                 At Quarter End ($ in billions)
$     83.6         $    83.4     $     87.2      Assets                                     $  83.6             $    87.2
      59.3              58.2           60.1      Loans and leases                              59.3                  60.1
      62.9              63.2           67.6      Deposits                                      62.9                  67.6
       7.2               7.0            7.3      Total stockholders' equity                     7.2                   7.3

                                                 Operating Ratios
      1.60%             1.61%          1.35      Return on average assets                      1.58%                 1.36%
     19.89             20.24          17.83      Return on common equity                      19.65                 17.34
     20.07             20.23          17.69      Return on realized common equity (a)         19.72                 17.29
      5.23              5.25           5.01      Net interest margin                           5.21                  4.75
     54.90             55.80(b)       59.90      Efficiency ratio                             56.50(b)              60.20
       8.6              8.4             8.3      Total equity/assets (period-end)               8.6                   8.3
       7.2              7.2             7.1      Tier 1 risk-based capital ratio (estimated)    7.2                   7.1
      10.9             10.8            10.9      Total risk-based capital ratio (estimated)    10.9                  10.9

                                                 Asset Quality ($ in millions)
$      479         $    531             759      Nonperforming assets                        $  479             $     759
     1,432            1,443           1,548      Reserve for credit losses                    1,432                 1,548
                                                 Nonperforming assets as a % of loans,
      0.81%            0.91%           1.26%       leases, and OREO                            0.81%                 1.26%
      0.57             0.64            0.87      Nonperforming assets as a % of total assets   0.57                  0.87
      0.77             0.86            1.18      Nonperforming loans to period-end loans       0.77                  1.18
      2.42             2.48            2.58      Reserve for credit losses to period-end loans 2.42                  2.58
      0.64             0.69            0.74      Net charge-offs/average loans                 0.65                  0.60

    (a) Excludes average unrealized gains/losses on securities available for sale
    (b) Excludes gains on sales of business units, net of charges


                              FLEET FINANCIAL GROUP
                         CONSOLIDATED INCOME STATEMENTS
                                ($ in millions)



       THREE MONTHS ENDED

September 30,  June 30,   September 30,                                                September 30,    September 30,
  1997          1997        1996                                                          1997            1996



$ 926          $ 916       $ 934      Net interest income (FTE)                        $ 2,744           $  2,529
   85             83          65      Provision for credit losses                          233               148

  841            833         869           Net interest income after provision           2,511             2,380

                                      Noninterest income:
  159            159         153           Service charges, fees, and commissions          475               391
  104            103          93           Investment services revenue                     310               274
   66             91          96           Mortgage banking, net of amortization           260               264
   24             26          23           Student loan servicing fees                      76                67
  161            135         140           Other                                           434               488

  514            514         505               Total noninterest income                  1,555             1,484

                                      Noninterest expense:
  384            406         425           Employee compensation and benefits            1,215             1,184
   70             67          74           Occupancy                                       212               210
   70             67          71           Equipment                                       207               195
   41             39          40           Intangible asset amortization                   120                96
  226            218         251           Other                                           675               731

  791            797         861               Total noninterest expense                 2,429             2,416

  564            550         513      Earnings before income taxes and net gains         1,637             1,448
    -             20           -      Gains on sales of business units, net of charges      20                 -
  235            242         218      Income taxes and tax-equivalent adjustment           689               612

$ 329          $ 328       $ 295      Net income                                        $  968           $   836


                              FLEET FINANCIAL GROUP
                           CONSOLIDATED BALANCE SHEETS
                                 ($ in millions)




                                         September 30,   June 30,  September 30,
                                           1997           1997         1996

ASSETS:
Cash and cash equivalents               $     6,563      $  6,057     $  5,954
Securities                                    8,770         8,704       11,733
Loans and lease financing                    59,264        58,186       60,086
Reserve for credit losses                    (1,432)       (1,443)      (1,548)
Mortgages held for resale                     1,396         1,000        1,555
Other assets                                  9,014        10,897        9,414

Total assets                            $    83,575      $ 83,401     $ 87,194

LIABILITIES:
Deposits:
  Demand                                $    15,821      $ 16,471     $ 17,505
  Regular savings, NOW, money market         27,569        27,641       28,475
  Time                                       19,517        19,117       21,573

       Total deposits                        62,907        63,229       67,553

Short-term borrowings                         6,524         5,786        5,117
Long-term debt                                4,459         4,550        4,923
Other liabilities                             2,498         2,818        2,333

Total liabilities                            76,388        76,383       79,926

STOCKHOLDERS' EQUITY:
Preferred stock                                 835           835        1,001
Common stock                                  6,352         6,183        6,267

Total stockholders' equity                    7,187         7,018        7,268

Total liabilities and
   stockholders' equity                 $    83,575      $ 83,401     $ 87,194

                              FLEET FINANCIAL GROUP
                       CONSOLIDATED AVERAGE BALANCE SHEETS
                                 ($ in millions)

                                                     THREE MONTHS ENDED

                                              September 30, 1997          June 30, 1997           September 30, 1996


                                              Average                  Average                  Average
                                              Balance     Rate         Balance      Rate        Balance     Rate

ASSETS:
Securities                                   $  8,690     6.78%        $ 8,327      6.72%      $  11,838    6.58%
Loans and leases                               58,087     8.72          59,027      8.67          59,536    8.66
Mortgages held for resale                       1,222     7.47           1,444      7.91           1,676    8.16
Other earning assets                            2,434     6.58           1,182      4.81           1,247    7.65

   Total interest-earning assets               70,433     8.38%         69,980      8.37%         74,297    8.30%

Reserve for credit losses                      (1,441)    -             (1,457)     -             (1,595)    -
Other assets                                   12,609     -             13,281      -             14,101     -

Total assets                                 $ 81,601     -            $81,804      -          $  86,803     -

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
  Savings                                    $ 27,325     2.23%        $27,611       2.22%     $  28,589     2.33%
  Time                                         19,695     5.17          20,005       5.09         22,170     5.36

   Total interest-bearing deposits             47,020     3.46          47,616       3.43         50,759     3.66

Short-term borrowings                           5,315     5.03           4,357       4.84          4,512     5.04
Long-term debt                                  4,487     7.42           4,611       7.33          5,063     7.18

   Total interest-bearing liabilities        $ 56,822     3.91%        $56,584       3.86%     $  60,334     4.06%

   Net interest spread                          -         4.47%            -         4.51%         -         4.24%

Demand deposits and other noninterest-
  bearing time deposits                      $ 15,475     -            $16,161          -      $  16,934     -
Other liabilities                               2,219     -              2,027          -          2,406     -

Total liabilities                              74,516     -             74,772          -         79,674     -

Stockholders' equity                            7,085     -              7,032          -          7,129     -

Total liabilities and stockholders' equity   $ 81,601     -            $81,804          -      $  86,803     -

Net interest margin                                     5.23%                        5.25%                   5.01%

                              FLEET FINANCIAL GROUP
                       CONSOLIDATED AVERAGE BALANCE SHEETS
                                 ($ in millions)


                                                               NINE MONTHS ENDED

                                                   September 30, 1997       September 30, 1996

                                                  Average                 Average
                                                  Balance       Rate      Balance      Rate

ASSETS:
Securities                                        $  8,533      6.72%    $ 11,816      6.39%
Loans and leases                                    58,593      8.67       55,004      8.62
Mortgages held for resale                            1,449      7.67        1,982      7.79
Other earning assets                                 1,734      5.68        2,345      8.36

     Total interest-earning assets                  70,309      8.34%      71,147      8.22%

Reserve for credit losses                           (1,462)        -       (1,475)        -
Other assets                                        13,245         -       12,548         -

Total assets                                      $ 82,092         -     $ 82,220         -

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
     Savings                                      $ 27,569      2.23%    $ 25,737       2.34%
     Time                                           20,134      5.13       20,752       5.46

          Total interest-bearing deposits           47,703      3.46       46,489       3.73

Short-term borrowings                                4,433      4.79        6,497       5.17
Long-term debt                                       4,698      7.31        5,669       7.06

     Total interest-bearing liabilities           $ 56,834      3.88%    $ 58,655       4.21%

     Net interest spread                                 -      4.46%           -       4.01%

Demand deposits and other noninterest-
  bearing time deposits                           $ 15,943         -     $ 14,453          -
Other liabilities                                    2,200         -        2,207          -

Total liabilities                                   74,977         -       75,315          -

Stockholders' equity                                 7,115         -        6,905          -

Total liabilities and stockholders' equity        $ 82,092         -     $ 82,220          -

Net interest margin                                             5.21%                   4.75%